Exhibit 4.1

AMENDMENT NO. 2 TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 5, 2011, by and among Handy & Harman Group Ltd., a Delaware corporation (“Parent”), Handy & Harman, a New York corporation (“Handy”), OMG, Inc., a Delaware corporation (“OMG”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Ocmus, Inc., formerly known as Sumco Inc., an Indiana corporation (“Ocmus”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI”), Bairnco Corporation, a Delaware corporation (“Bairnco”), Arlon LLC, a Delaware limited liability company, formerly known as Arlon, Inc. (“Arlon”), Arlon Viscor Ltd., a Texas limited partnership (“Arlon Viscor”), Arlon Signtech, Ltd., a Texas limited partnership (“Arlon Signtech”), Kasco Corporation, a Delaware corporation (“Kasco”), Southern Saw Acquisition Corporation, a Delaware corporation (“Southern” and together with Parent, Handy, OMG, Camdel, Canfield, Continental, Indiana Tube, Lucas, Micro-Tube, Maryland Wire, H&H Tube, H&H Electronic, Ocmus, OMG Roofing, OMNI, Bairnco, Arlon, Arlon Viscor, Arlon Signtech and Kasco, individually each, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing”), The 7 Orne Street Nominee Trust, a Massachusetts nominee trust (“Orne Street Trust”), The 28 Grant Street Nominee Trust, a Massachusetts nominee trust (“28 Grant Street Trust”), 20 Grant Street Nominee Trust, a Massachusetts nominee trust (“20 Grant Street Trust”), Arlon Partners, Inc., a Delaware corporation (“Arlon Partners”), Arlon MED International LLC, a Delaware limited liability company (“Arlon MED”), Arlon Adhesives & Films, Inc., a Texas corporation (“Arlon Adhesives”), Kasco Mexico LLC, a Delaware limited liability company (“Kasco Mexico”), Atlantic Service Company, Limited, an Ontario corporation (“Atlantic” and together with H&H Canada, H&H International, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H Peru, KVR, Pal-Rath, Platina, Sheffield, SWM, Willing, Orne Street Trust, 28 Grant Street Trust, 20 Grant Street Trust, Arlon Partners, Arlon MED, Arlon Adhesives and Kasco Mexico, individually each, a “Guarantor”, and collectively, “Guarantors”), Wells Fargo Bank, National Association, a national banking association, successor by merger to Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated October 15, 2010, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of May 10, 2011, among Agent, Lenders, Borrowers and Guarantors (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to make such amendments, subject to terms and conditions set forth herein; and

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.  Definitions.

(a)  Additional Definitions.  As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

(i)   “Amendment No. 2” shall mean Amendment No. 2 to Amended and Restated Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders.

(ii)   “Amendment No. 2 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 2 shall have been satisfied or shall have been waived by Agent.

(iii)   “Factor” shall mean any Person that purchases Specified Factored Accounts from a Borrower pursuant to the applicable Factoring Documents in accordance with Section 9.7(b)(xi) hereof.

(iv)   “Factoring Documents” shall mean, collectively, all of the agreements, documents and instruments related to the sale by any Borrower of Specified Factored Accounts in accordance with Section 9.7(b)(xi) hereof.

(v)   “Specified Factored Accounts” shall mean those Accounts owing by an account debtor to a Borrower which are sold by such Borrower to a Factor pursuant to the applicable Factoring Documents in accordance with Section 9.7(b)(xi) hereof.

(vi)   “Specified Transaction Conditions” shall mean, with respect to any of the Specified Transactions, the following conditions:

(a)  as of the date of any Specified Transaction and immediately after giving effect thereto, no Default or Event of Default shall exist or shall have occurred and be continuing;

(b)  the average Excess Availability for the thirty (30) day period immediately preceding the date of any such Specified Transaction shall not be less than $15,000,000; and

(c)  as of the date of any such Specified Transaction and immediately after giving effect thereto, Excess Availability shall not be less than $15,000,000.

(vii)   “Specified Transaction Limit” shall mean, during the term of this Agreement, the amount of $10,000,000.

(viii)   “Specified Transactions” shall mean, collectively, the following: (a) the payment of any Indebtedness contemplated by Section 9.9(g)(iv) hereof in accordance with the terms of the Subordinated Noteholder Intercreditor Agreement, (b) the redemption, retirement, defeasance, purchase or other acquisition of any Indebtedness contemplated by Section 9.9(g)(v)(B) hereof in accordance with the terms of the Subordinated Noteholder Intercreditor Agreement, (c) the payment of any dividends or the redemption or repurchase of any Capital Stock contemplated by Sections 9.11(d) and 9.11(e) hereof, and (d) any other payment or action the permissibility of which is subject to the satisfaction of the “Specified Transaction Conditions”.

(b)  Amendments to Definitions.

(i)   Eligible Accounts.  The definition of “Eligible Accounts” in Section 1.42 of the Loan Agreement is hereby amended by deleting clause (r) of such definition in its entirety and replacing it with the following:

“(r)  such Accounts are not Specified Factored Accounts; and”.

(ii)   Subordinated Noteholder Intercreditor Agreement.  The definition of “Subordinated Noteholder Intercreditor Agreement” in Section 1.173 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.173  ‘Subordinated Noteholder Intercreditor Agreement’ shall mean the Intercreditor and Subordination Agreement, dated October 15, 2010, as amended by Amendment No. 1 to Intercreditor and Subordination Agreement, dated as of the Amendment No. 2 Effective Date, by and among Agent, Term B Loan Agent and Subordinated Note Trustee, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.”

(iii)   WHX.  The definition of “WHX” in Section 1.198 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.198  ‘WHX’ shall mean Handy & Harman Ltd., a Delaware corporation, formerly known as WHX Corporation, and its successors and assigns.”

(c)  Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.  Sales of Assets.  Section 9.7(b)(xi) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(xi) on and after the Amendment No. 2 Effective Date, sales of Specified Factored Accounts by Borrowers to a Factor, so long as the following terms and conditions are satisfied as determined by Agent: (A) the aggregate face amount of Specified Factored Accounts which may be sold by Borrowers shall not exceed $20,000,000 during any fiscal year; (B) any sale or transfer of Specified Factored Accounts shall be without any recourse, offset or claim of any kind or nature to or against any Borrower, any Guarantor, Agent or any Lender; (C) Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of the applicable Factoring Documents, duly authorized, executed and delivered by the parties thereto; (D) further sales of the Specified Factored Accounts pursuant to the applicable Factoring Documents will cease upon a written notice by Agent to Administrative Borrower of a Default or Event of Default; (E) no Borrower or Guarantor shall, directly or indirectly, amend, modify, alter or change any of the terms of the Factoring Documents in any manner that is adverse to the interests of Borrowers, Guarantors, Agent or Lenders in any material respect without the prior written consent of Agent; and (F) Borrowers and Guarantors shall furnish to Agent all notices or demands (if any) in connection with the arrangements made by Borrowers pursuant to the applicable Factoring Documents either received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;”.

3.  Encumbrances.  Section 9.8(r) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(r)  the security interests of a Factor in the Specified Factored Accounts sold by a Borrower to such Factor in accordance with Section 9.7(b)(xi) hereof;”.

4.  Dividends and Redemptions.

(a)  Section 9.11(d) of the Loan Agreement is hereby amended by deleting clause (iv) of such Section in its entirety and replacing it with the following:

“(iv)  the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $250,000, provided, that, notwithstanding the foregoing, the amount of such payments may exceed $250,000 so long as (A) with respect to any such payments in excess of $250,000, the Specified Transaction Conditions have been satisfied, and (B) the amount of any such payments in excess of $250,000 shall not cause the aggregate amount of all Specified Transactions during the term of this Agreement to exceed the Specified Transaction Limit.”

(b)  Section 9.11 of the Loan Agreement is hereby further amended by (a) deleting the period appearing at the end of subsection (d) of such Section and replacing it with “; and”, and (b) adding the following new subsection (e) at the end of such Section:

“(e) Borrowers and Guarantors may pay dividends to or redeem Capital Stock of WHX so long as (i) the Specified Transaction Conditions have been satisfied, and (ii) the amount of any such dividends or redemptions shall not cause the aggregate amount of all Specified Transactions during the term of this Agreement to exceed the Specified Transaction Limit.”

5.  Additional Guaranties and Collateral Security.  Section 9.18(a) of the Loan Agreement is hereby amended by deleting the reference to “each Subsidiary of any Borrower not in existence on the date hereof” and replacing it with “each Subsidiary of any Borrower not in existence on the date hereof (other than any such Subsidiary organized outside of the United States or Canada)”.

6.  Other Agent Designations.

(a)  Section 12 of the Loan Agreement is hereby amended by inserting the following new Section 12.16 at the end of such Section:

“12.16  Other Agent Designations.  Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement.  Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation.  Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such.  Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender  rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.”

(b)  As of the Amendment No. 2 Effective Date, Bank of America, N.A. (“BofA”) is designated as “Syndication Agent” under the Financing Agreements.  BofA shall have no right, power, obligation, liability, responsibility or duty under the Loan Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such.  Without limiting the foregoing, BofA shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on BofA in deciding to enter into this Amendment No. 2 or in taking or not taking action hereunder, under the Loan Agreement or any of the other Financing Agreements.

7.  Term.  Section 13.1 of the Loan Agreement is hereby amended by deleting the reference to “June 30, 2012” and replacing it with “June 28, 2013”.

8.  Cover Page to Loan Agreement.  The cover page to the Loan Agreement is hereby deleted in its entirety and replaced with the corresponding cover page in the form attached hereto as Schedule A.

9.  Mexican Subsidiaries.

(a)  Effective as of the Amendment No. 2 Effective Date, (a) Indiana Tube Solutions de Mexico S. de R.L. de CV, a Mexican corporation (“Indiana Tube Mexico”), and Kasco Ensambly S.A. de C.V., a Mexican corporation (“Kasco Ensambly” and together with Indiana Tube Mexico, individually each, a “Mexican Subsidiary”, and collectively, “Mexican Subsidiaries”), shall cease to be “Guarantors” under the Loan Agreement and the other Financing Agreements, (b) all security interests and liens upon any and all properties and assets of the Mexican Subsidiaries heretofore granted by the Mexican Subsidiaries to Agent pursuant to the Financing Agreements shall be deemed released and terminated, (c) the Mexican Subsidiaries shall be deemed released from all obligations and liabilities under the Financing Agreements, and (d) each Mexican Subsidiary hereby releases, discharges and acquits Agent, Lenders, and their respective officers, directors, agents and employees and its and their respective successors and assigns, from all obligations to any Mexican Subsidiary (and its respective successors and assigns) and from any and all claims, demands, debts, accounts, contracts, liabilities, actions and causes of actions, whether in law or in equity, that any Mexican Subsidiary at any time had or has, or that its successors and assigns hereafter can or may have against Agent, Lenders and their respective officers, directors, agents or employees and its and their respective successors and assigns.

(b)  Notwithstanding anything to the contrary set forth in the letter agreement, dated October 15, 2010, as heretofore amended, among Agent, Borrowers and Guarantors with respect to the delivery of certain post-closing items and the compliance with certain post-closing covenants (the “Post-Closing Letter”), Agent and Lenders hereby agree that Borrowers and Guarantors shall not be required to deliver to Agent the items set forth in Sections 1(a) through 1(q) of the Post-Closing Letter and/or comply with the covenants set forth in such Sections.

10.  Real Property Covenants.  Within thirty (30) days following the Amendment No. 2 Effective Date, Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, a valid and effective pro forma endorsement to the title insurance policy with respect to the Mortgage by Indiana Tube in favor of Agent in respect of the Real Property located in Evansville, Indiana.

11.  Conditions Precedent.  The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)  Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and all of the Lenders;

(b)  Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 1 to the Subordinated Noteholder Intercreditor Agreement, duly authorized, executed and delivered by Term B Loan Agent and Subordinated Note Trustee and acknowledged and agreed by Borrowers and Guarantors;

(c)  Agent shall have received, in form and substance satisfactory to Agent, (i) a modification with respect to the Mortgage by Indiana Tube in favor of Agent with respect to the Real Property located in Evansville, Indiana, and (ii) a modification with respect to the Mortgage by Handy in favor of Agent with respect to the Real Property located in Fairfield, Connecticut, in each case providing for, among other things, the extension of the Termination Date as contemplated by this Amendment, and such other matters as Agent may request;

(d)  Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of an amendment to the Term B Loan Agreement providing for, among other things, the extension of the maturity date of the Term B Loan Agreement to June 28, 2013 and such other matters as Agent shall require;

(e)  Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments, estoppels and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Amendment and the other Financing Agreements executed and delivered in connection herewith or related hereto (collectively, the “Amendment Documents”); and

(f)  no Default or Event of Default shall exist or shall have occurred and be continuing immediately before and after giving effect hereto.

12.  Representations and Warranties.  Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

(a)  each Borrower and Guarantor is duly organized and in good standing under the laws of its jurisdiction of incorporation or formation and each Borrower and Guarantor is duly qualified as a foreign corporation, limited liability company or trust and is in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and each of Orne Street Trust, 28 Grant Street Trust and 20 Grant Street Trust is duly organized under the laws of the Commonwealth of Massachusetts;

(b)  this Amendment and each of the other Amendment Documents has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor and, if necessary, its stockholders or holders of beneficial interests, as applicable, and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor contained herein and therein constitute the legal, valid and binding obligations of such Borrower or Guarantor, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles;

(c)  the execution, delivery and performance of this Amendment and each of the other Amendment Documents (i) are all within each Borrower’s and Guarantor’s corporate, limited liability company or trust powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, by laws, operating agreement, trust agreement, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound (including, without limitation, the Term B Loan Financing Agreements, the Subordinated Note Documents and the WHX Subordinated Note Documents);

(d)  neither the execution and delivery of this Amendment and the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral; (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Term B Loan Financing Agreements, the Subordinated Note Documents and the WHX Subordinated Note Documents), and (v) violates or shall violate any provision of the certificate of incorporation or formation, by-laws, trust agreement or other organizational documentation of any Borrower or Guarantor;

(e)  no action of, or filing with, or consent of any Governmental Authority, and no consent, waiver or approval of any other third party (including, without limitation, Term B Loan Agent, Term B Loan Lenders, Subordinated Note Trustee, Subordinated Noteholders and/or WHX) that has not been obtained is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment or any of the other Amendment Documents;

(f)  all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and

(g)  after giving effect to this Amendment, no Default or Event of Default exists or has occurred and is continuing on the date hereof.

13.  Effect of this Agreement.  Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

14.  Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

15.  Governing Law.  The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto or thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

16.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

17.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Sang H. Kim
Name:	Sang H. Kim
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Cynthia G. Stannard
Name:	Cynthia G. Stannard
Title:	Sr. Vice President

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BORROWERS

HANDY & HARMAN GROUP LTD.
HANDY & HARMAN
OMG, INC.
CAMDEL METALS CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
OCMUS, INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON LLC
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President

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GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN INTERNATIONAL, LTD.
ELE CORPORATION
ALLOY RING SERVICE, INC.
DANIEL RADIATOR CORPORATION
H&H PRODUCTIONS, INC.
HANDY & HARMAN AUTOMOTIVE GROUP, INC.
HANDY & HARMAN PERU, INC.
KJ-VMI REALTY, INC.
PAL-RATH REALTY, INC.
PLATINA LABORATORIES, INC.
SHEFFIELD STREET CORPORATION
SWM, INC.
WILLING B WIRE CORPORATION
ARLON PARTNERS, INC.
ARLON MED INTERNATIONAL LLC
ARLON ADHESIVES & FILMS, INC.
KASCO MEXICO LLC

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President

THE 7 ORNE STREET NOMINEE TRUST THE 28 GRANT STREET NOMINEE TRUST 20 GRANT STREET NOMINEE TRUST

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Trustee

ATLANTIC SERVICE COMPANY, LIMITED

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Treasurer

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INDIANA TUBE SOLUTIONS DE MEXICO S. DE R.L. DE CV

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Designated Manager

KASCO ENSAMBLY S.A. DE C.V.

By:	/s/ Tom Robert Orelup
Name:	Tom Robert Orelup
Title:	Secretary and Treasurer

SCHEDULE A
TO
AMENDMENT NO. 2
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Cover Page to Amended and Restated Loan and Security Agreement

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and among

HANDY & HARMAN GROUP LTD.
HANDY & HARMAN
OMG, INC.
CAMDEL METALS CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
SUMCO INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON LLC
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION,
as Borrowers

certain Subsidiaries of HANDY & HARMAN GROUP LTD.,
as Guarantors

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

BANK OF AMERICA, N.A., as Syndication Agent

and

THE LENDERS FROM TIME TO TIME PARTY HERETO, as Lenders

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Sole Lead Arranger and Sole Lead Bookrunner

Dated: October 15, 2010